UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2026

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40761	30-0983531
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, Suite 600

Redwood City, California 94065

(Address of Principal Executive Offices)

(800) 590-4155

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2026, Jainal Bhuiyan notified the Board of Directors (the “Board”) of Biotricity Inc. (the “Company”) of his resignation as a member of the Board and as a member of the Compensation Committee of the Board, effective September 22, 2026. Mr. Bhuiyan’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. Bhuiyan had served as a director of the Company since August 15, 2024. The Board thanks Mr. Bhuiyan for his service and contributions to the Company.

Following Mr. Bhuiyan’s resignation, the Board consists of three directors: Waqaas Al-Siddiq, David A. Rosa and Ronald McClurg. The Board has appointed Ronald McClurg to the Compensation Committee to fill the committee vacancy created by Mr. Bhuiyan’s resignation. As a result, the Compensation Committee consists of David A. Rosa, who continues to serve as its chairman, and Ronald McClurg. The composition of the Audit Committee (Ronald McClurg, chairman, and David A. Rosa) and the Nominating and Corporate Governance Committee (David A. Rosa, chairman, and Ronald McClurg) is unchanged. The Board has not yet determined whether it will fill the vacancy on the Board created by Mr. Bhuiyan’s resignation or reduce the size of the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 25, 2026

BIOTRICITY INC.

By:	/s/ S. John Ayanoglou
S. John Ayanoglou
Chief Financial Officer